                                                                     EXHIBIT 3.2

                             ARTICLES OF AMENDMENT

                   TO THE RESTATED ARTICLES OF INCORPORATION

                            WAINOCO OIL CORPORATION

        Pursuant to the provisions of Section 54 of the Wyoming Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.


                                  ARTICLE ONE

        The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation:

        Article One of the Company's Restated Articles of Incorporation is hereby amended so as to read as follows:

                                 "Article One

        The name of the corporation is Frontier Oil Corporation."


                                  ARTICLE TWO

        The date of the adoption of the amendment by the shareholders was April 27, 1998.


                                 ARTICLE THREE

        The number of shares of the corporation outstanding at the time of adoption and entitled to vote thereon was 28,187,091 shares of common stock.


                                 ARTICLE FOUR

        24,169,109 shares voted for such amendment and 114,104 shares voted against such amendment.

        DATED the 27th day of April, 1998.


                                        WAINOCO OIL CORPORATION

                                        By  /s/ JAMES R. GIBBS
                                            ----------------------------------
                                            James R. Gibbs
                                            President, Chief Executive Officer


                                        By  /s/ JULIE H. EDWARDS
                                            ----------------------------------
                                            Julie H. Edwards
                                            Secretary

STATE OF TEXAS

COUNTY OF HARRIS

        I, Bernice Bludau, a Notary Public, do hereby certify that on this 27th day of April, 1998, personally appeared before me James R. Gibbs, who, being by me first duly sworn, declared that he is the President and Chief Executive Officer of Wainoco Oil Corporation, that he signed the foregoing document as President and Chief Executive Officer of the corporation, and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 27th day of April, 1998.


(SEAL)                                          /s/ BERNICE BLUDAU
                                                -------------------------------
                                                NOTARY PUBLIC IN AND FOR
                                                Harris County, Texas


STATE OF TEXAS

COUNTY OF HARRIS

        I, Bernice Bludau, a Notary Public, do hereby certify that on this 27th day of April, 1998, personally appeared before me Julie H. Edwards, who, being by me first duly sworn, declared that she is the Secretary of Wainoco Oil Corporation, that she signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 27th day of April, 1998.

(SEAL)                                          /s/ BERNICE BLUDAU
                                                --------------------------------
                                                NOTARY PUBLIC IN AND FOR
                                                Harris County, Texas